EXHIBIT 10.13

CONVERTIBLE PROMISSORY NOTE

$250,000.00	August 17, 2007

FOR THE AMOUNT OF TWO HUNDRED THOUSAND DOLLARS ($200,000.00) CASH RECEIVED, the undersigned, VoIP, INC., a Texas corporation (the "Company"), promises to pay to the order of CARRIE ANGEL, or its successors or assigns ("Holder"), at such place as the Holder may designate in writing to the Company, in lawful money of the United States of America, the principal sum of Two Hundred Fifty Thousand Dollars ($250,000.00), due and payable on September 1, 2007.

In the event that the Company fails to repay this promissory note (this “Note”) when due, the Holder may, at its option, formally declare the Company to be in default hereunder. In that event, this Note shall become immediately convertible in whole or in part, at Holder’s option, into free-trading shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at the conversion rate of the lesser of: (a) $1.60 per share (post-reverse split); or (b) a 50% discount to the average of the closing market price of the Company’s common stock over the five trading days immediately preceding such conversion. In that event, the Company will use its best efforts to effect the free-trading shares through a 3(a)(10) settlement.

Holder shall also be entitled to receive 5-year warrants (“Warrants”) to purchase available shares of the Company’s common stock exercisable at $1.60 per warrant share (the “Exercise Price”). The number of warrants Holder shall receive will be based upon the amount due under this Note as of the Maturity Date divided by the Exercise Price, and the warrants shall contain a cashless exercise feature.

So long as the Warrants are outstanding, if the Company shall issue or agree to issue any shares of Common Stock for a consideration less than the Exercise Price in effect at the time of such issue or agree to adjust the price at which any shares of Common Stock may be issued, then, and thereafter successively upon each such issue or adjustment, the Exercise Price shall be reduced to such other lower issue price. For purposes of this adjustment, the issuance of any security carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Exercise Price upon the issuance of the above-described security and again upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the then applicable Exercise Price.

The delay or failure to exercise any right hereunder shall not waive such right. The undersigned hereby waives demand, presentment, protest, notice of protest, any and all delays or lack of diligence in collection hereof and assents to each and every extension or postponement of the time of payment or other indulgence.

In the event of default hereunder such that this Note is placed in the hands of an attorney for collection (whether or not suit is filed), or if this Note is collected by suit or legal proceedings or through bankruptcy proceedings, the Company agrees to pay reasonable attorney's fees and expenses of collection.

The Holder acknowledges that s/he is an "accredited investor," as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Holder to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. Further, that the Holder is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Florida. Exclusive jurisdiction relating to this Note shall vest in courts located in Florida.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Note the date and year first above written.

Holder	VoIP, Inc.

/s/ Carrie Angel	/s/ Robert Staats

Name: Carrie Angel	Name: Robert Staats Title: Chief Accounting Officer